Exhibit 10.15

Contract of Building Lease

to The British International School, Shanghai

(The Schoolhouse of Puxi)

Shanghai Jinfeng Real Estate Industrial Co. (hereinafter referred to as Party A)

Address: No. 141, Pingle Road, Minhang District, Shanghai, Zip code:201107

Tel: 62211022, Fax: 62212615

Representative: HOU Nengcong Title: General Manager

The British International School, Shanghai (hereinafter referred to as Party B)

Address: 600 Cambridge Forest New Town, 2729 Hunan Road, Zip code: 201315

Tel:                , Fax:

Representative: Marcel Van Miert Title: Chairman of The British International School, Shanghai

Pursuant to the «Contract Law of the People’s Republic of China» and based on the principle of mutual benefit, Party A and Party B have hereby entered into this Contract, regarding the lease of schoolhouse to the XXXXXXX Shanghai.

1.                                      (Definitions and Interpretations)

In this Lease, the following meanings apply unless the context requires otherwise:

“Common Parts” means all areas, facilities, plant, machinery, equipment and Service Media (other than those serving the Premises exclusively) within the Premises and/or the Development from time to time as may be reasonably designated by Party A and/or the

Manager for the common use of any of the occupiers of the Development and those authorized by them including, without limitation, the access roads, pedestrian ways, common entrances, staircases, lifts, escalators, roads, forecourts, loading bays, parking areas, landscaped areas;

“Government” means the government of the PRC;

“Manager” means the person, firm or company appointed from time to time by Party A and/or the owners’ management committee to manage the Development;

“Permitted Use” means the use specified in the Article 2.3 thereafter;

“Premises’’ means each and every part of the premises described in the Article 2 thereafter, including:

(i)                                     all additions and improvements to the Premises;

(ii)                                  all fixtures and fittings (whether structural or non-structural) in the Premises whether or not originally fixed to them except and fixture installed by Party B for the purposes of its business that can be removed from the Premises without defacing the Premises;

(iii)                               the finishes applied to the interior of the external walls and to any structural columns

(iv)                              the doors and windows and door and window frames;

(v)                                 elevators (if any) and staircases and all internal access or passages in the Premises;

(vi)                              the Service Media in the Development that serve the Premises exclusively;

“Prescribed Rate” means 0.1% per day;

“Rent” means the rent detailed in the Article 5 of the Contract;

“Service Charges” means such service charges payable in respect of the Premises which are subject to review in accordance with Schedule;

“Service Hours” means such hours for provision of services as Party A and/or the Manager may reasonably prescribe from time to time;

“Service Media” means roads, pathways, sewers, drains, gutters, pipes, ducts, wires, chimneys, fibre optic backbone and other conducting, telecommunications and IT media from time to time in the Premises and/or the Development including and fixings, louvres, cowls and other covers and ancillary apparatus;

“Term” means the term of years detailed in the Article 5 thereafter and any period of holding over thereafter;

“Utilities” means the transmission of sewage, water, electricity, gas, telecommunications and information;

“Working Day” means any day on which banks in PRC generally are open for business.

2.                                      (About the Property for Lease)

2.1.                            Location: The two parties have agreed that the project shall be located to the west of Jin guang Road and to the south of Baole Road (location map attached) with a total area of 16,000 square meters.

2.2.                            Party B needs two buildings, each with a floorage of approximately 4,000 square meters, respectively for the junior section and the senior section of a new school.

2.3.                            Party A shall build the above two building at once and t then lease it to Party B for educational use.

2.4.                            Party A shall promise to keep the design of two school buildings in the same unique style.

2.5.                            As one condition for the property lease, Party A shall construct a road with four lanes along the campus so as to connect the Path X and Path Y. (outlined on attached plan)

3.                                      (Construction of School Buildings)

3.1.                            Party B shall provide Party A with one comprehensive detailed plan of function/space.

3.2.                            Party A, based on the comprehensive detailed plan of function and space provided by Party B, shall design the renderings and construction drawings for the campus and buildings for the examination and approval by Party B. The said drawings are attachments to this Contract and are parts of this Contract.

3.3.                            When constructing the school buildings, Party A shall use materials similar to those for villas of Xijiao Zhuangyuan and the service life of structure of buildings shall be more than 25 years.

3.4.                            Party A, after receiving the integrated data provided by Party B and confirming that there is nothing missing, shall finish the primary design within 2 months.

3.5.                            Party A, after completing the primary design and getting the confirmation from Party B, shall finish the construction drawings within 2 months.

3.6.                            Party A, after finishing the construction drawings and getting the confirmation from Party B, shall complete the civil construction of the buildings within 6 months. The building must be completed and handed over by Jan 31st 2005.

3.7.                            Party B shall finish the interior decoration of the school buildings within 5 months. Party A shall promise to finish the fencing around the school; the entry path, landscape and lawn work at the same time, and clear up the site.

3.8.                            Party A shall undertake all the capital for the main structure of the school buildings (based on the specifications of the construction drawings) while the interior decoration shall be conducted by Party B at Party B’s expenses.

4.                                      (Term of Lease)

The lease term of the school building for the junior section shall be 20 years, commencing on September 1, 2005 and ending on August 31, 2025. Party B shall have an option to extend the lease by a section of five year periods. Party B must serve notice of its intention to exercise a five year extension option by September 30th in the last full year of the lease or of an extension to the lease. The parties will agree the rental for the five year extension (as Article 5.3. hereof) within one calendar month of the notice being served.

5.                                      (Rent Calculation)

5.1.                            The rent shall be calculated based on the floorage of the school buildings, which shall be based on the report of Surveying and Mapping Institute designated by the State.

5.2.                            The rent of the 4,000 square meters school building for the junior section is as follows:

September 1, 2005-August 31, 2007                USD 50 for each square meter/year

September 1, 2007-December 31, 2008        USD 65 for each square meter/year

January 1, 2009-August 31, 2025               USD 90 for each square meter/year

5.3.                            From September 1, 2025 on, the rent shall be agreed with reference to comparable rents for school building in Shanghai at the appropriate time.

5.4.                            The rent calculation of the school building for the senior section shall be the same as that for the junior section.

6.                                      (Payment of Rent)

6.1.                            Party B thinks it should not pay the rent during the decoration period, but, taking into consideration the friendly cooperation between the two parties, it has agree to pay USD 25,000 in a lump sump on June 1st 2005.

6.2.                            Party B shall pay the first rental payment by 31st August 2005, after which, the rent shall be paid four times each year, respectively at the end of March, June, September and December of the year

7.                                      (Manager)

After Party A delivers the property for lease to Party B, Party A should sign a property management contract with a qualified manager and authorize the manager to carry out property management of the property for lease. And Party A shall undertake the payment to the manager company.

8.                                      (Preferential Lease Right)

Upon the expiration of this Contract, Party B shall have the preferential lease right under the same conditions. Should Party B continue to lease after this Contract expires, Party A and Party B shall sign another Lease Contract.

9.                                      Upon the expiration of Party B’s lease, the decorations and facilities in the school buildings during Party B’s lease term shall belong to Party A, free of charge.

10.                               (Responsibilities of Both Parties)

10.1.                     (Party A’s Responsibilities)

10.1.1.           Party A undertakes to finish and clear up the exterior environment of the school buildings including the fencing, entry path, landscape and lawns, and complete this work before the opening of school.

l0.1.2.               Party A shall undertake the property right, land use expenses and rent taxes of the property for lease.

10.2.                     (Party B’s Responsibilities)

10.2.1.           The expenses for water, electricity, gas and communication incurred by Party B during the lease term shall be borne by Party B.

10.2.1.           Party B without the permission of Party A should not change the purpose of the property during the lease term and it shall get the approval from Party A if it wants to sublease to a third party. Neither of these permission /approval shall be withheld unreasonably.

11.                               (Party A’s covenant and agreements)

Party A’s covenants and agrees with Party B (subject to Party B duly paying the and Service Charges and not breaching this Lease) as follows:

(a)                                 it owns legal title to the land use right in respect of the Premises and all improvements thereon and it also has the lawful right to enter into this Lease with Party B;

(b)                                 it has paid all fees and charges to the Government in relation to the land use rights comprised in the Premises;

(c)                                  the Premises are not subject to any existing mortgage or legal charge as of the date of this Lease and any future mortgage or legal charge created by Party A affecting the Premises shall be made subject to and with the benefit of this Lease;

(d)                                 Party A leases the Premises to Party B for Party B’s exclusive use and possession and in order to enable Party B to operate a school at the Premises. Party A agrees that Party B and its invitees shall have 24-hour free and uninterrupted right of entry to the Premises via the Common Parts within the Development subject to compliance of the registration and security requirement by the Manager;

(e)                                  Party A shall be responsible for all charges for Utilities consumed at the Premises that were incurred before the commencement of the Term;

(f)                                   If Party B wishes to increase the capacity of the existing Service Media beyond the warranted amounts, to the extent that such would not interfere with the rest of the Development as in the sole opinion of Party A (which decision shall be final), Party A will use its reasonable endeavor to assist Party B to liaise with the relevant utility providers to increase the capacity of Utilities provided to the Premises.

12.                               (Party B’s Insurance)

(a)                                 To effect and maintain adequate insurance cover with a reputable insurance company which holds a valid business license in PRC in respect of:

(i)             any loss or damage to property within the Premises including without limitation all furniture, Party B’s fixtures, fittings, equipment, samples, personal effects and stock in their full replacement value against fire and extraneous perils including without limitation those risks, perils or under circumstances for which Party A’s liability is expressly or impliedly excluded under this Lease.

(ii)          damages in respect of death of or bodily injury to third parties, or in the vicinity of the Premises.

(b)                                 To produce to Party A when required by Party A from time to time the policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and is valid and subsisting;

(c)                                  As soon as reasonably practicable to apply all money received under and policy effected under Article 12(a) in making good the losses in respect of which it was paid;

(d)                                 To notify Party A promptly of any damage to the Premises;

(e)                                  Not without Party A’s written consent to effect any insurance which may reduce the insurance money receivable by Party A.

13.                               (Liabilities for Breach of Contract)

13.1.                     After the Contract is signed, if Party A finishes the design drawings, but Party B no longer requests the construction and the building of campus, Party B shall compensate Party A for the drawing design expenses and initial expenses.

13.2.                     Should Party B give up the lease of the said project after Party A starts the Construction, Party B shall compensate 50% of Party A’s investment.

13.3.                     Should Party B pay the rent in arrears, it shall pay late fee at the rate of l%o of the rent a day.

14.                               (Effective Date of Contract)

This Contract shall go into effect upon the signatures and seals by the two parties.

(English Translation)

[construction plan omitted]

[construction drawings omitted]